EXHIBIT 99.1

RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) dated as of February 1, 2006, is by and among LUMINENT MORTGAGE CAPITAL, INC. (“Luminent” or the “Sponsor”), COUNTRYWIDE HOME LOANS, INC. (“CHL”), COUNTRYWIDE HOME LOANS SERVICING LP, as servicer (the “Servicer” or “Countrywide Servicing”), GREENWICH CAPITAL ACCEPTANCE, INC. (“GCA” or the “Depositor”), MAIA MORTGAGE FINANCE STATUTORY TRUST (“Maia” or the “Seller”) and WELLS FARGO BANK, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator, and is acknowledged by HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, Greenwich Capital Financial Products, Inc. (“GCFP”) has conveyed certain mortgage loans listed on Exhibit Two hereto (the “Serviced Loans”) to the Seller pursuant to a certain assignment and recognition agreement dated January 31, 2006, among the Seller, Greenwich Capital Financial Products, Inc. (“GCFP”) and CHL (the “AAR”), which in turn has conveyed the Serviced Loans to the Depositor, which in turn has conveyed the Serviced Loans to the Trustee pursuant to a pooling and servicing agreement dated as of January 1, 2006 (the “Pooling Agreement”), among the Seller, GCA, Luminent, the Master Servicer and the Trustee;

WHEREAS, the Serviced Loans were serviced by CHL for the Seller, as assignee of GCFP, pursuant to a Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003 (the “MMLPSA”), as amended by that certain Amendment Number One, dated as of November 1, 2004 (the “Amendment Number One”) and as further amended on December 1, 2005 by that certain Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 (the “Amendment Reg AB”), between GCFP and CHL, a copy of which is annexed hereto as Exhibit Three, and as further amended by the AAR (the AAR together with the MMLPSA, Amendment Number One and the Amendment Reg AB, the “Servicing Agreement”);

WHEREAS, CHL has assigned its servicing rights under the Servicing Agreement with respect to the Serviced Loans to Countrywide Servicing;

WHEREAS, Maia desires that Countrywide Servicing continue to service the Serviced Loans and Countrywide Servicing has agreed to do so;

WHEREAS, Section 24 of the Servicing Agreement provides that, subject to certain conditions set forth therein, Maia, as assignee of GCFP, may assign the Servicing Agreement to any person to whom any “Mortgage Loan” (as such term is defined in the Servicing Agreement) is transferred pursuant to a sale or financing. Without limiting the foregoing, CHL has agreed, in Section 12 and Section 29 of the Servicing Agreement, to enter into additional documents, instruments or agreements as may be reasonably necessary in connection with any “Pass-Through Transfer” (as such term is defined in the Servicing Agreement) contemplated by GCFP and Maia, as assignee of GCFP, pursuant to the Servicing Agreement;

WHEREAS, CHL, Countrywide Servicing and Maia agree that this Agreement shall constitute a “Reconstitution Agreement” (as such term is defined in the Servicing Agreement) in connection with a Pass-Through Transfer that shall govern the Serviced Loans for so long as such Serviced Loans remain subject to the provisions of the Pooling Agreement;

WHEREAS, the Master Servicer and any successor master servicer, shall have the right to terminate the rights and obligations of Countrywide Servicing upon the occurrence and continuance of an Event of Default under this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereto agree as follows:

Definitions

Capitalized terms used and not defined in this Agreement (including Exhibit One hereto) or in the Servicing Agreement shall have the meanings ascribed to them in the Pooling Agreement.

Servicing

Countrywide Servicing agrees, with respect to the servicing of the Serviced Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed by the Seller (as such term is defined in the Servicing Agreement) under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit One hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

Trust Cut-off Date

The parties hereto acknowledge that by operation of Section 11.17 of the Servicing Addendum to the Servicing Agreement (as modified by this Agreement) the remittance on March 17, 2006 to be made to the Trust Fund is to include all principal collections due after February 1, 2006 (the “Trust Cut-off Date”), plus interest thereon at the weighted average Mortgage Interest Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, and taking into account the adjustments specified in the first paragraph of Section 11.17 of the Servicing Addendum to the Servicing Agreement.

Servicing Fee

Notwithstanding any provision of the Servicing Agreement to the contrary, the Servicing Fee rate for the Serviced Loans shall be equal to 0.375% per annum (the “Servicing Fee Rate”). The Servicing Fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05 of the Servicing Addendum to the Servicing Agreement) of the related Monthly Payment collected by the Servicer (or as otherwise provided under Section 11.05 of the Servicing Addendum to the Servicing Agreement).

Recognition of the Master Servicer and the Trust Fund

1. From and after the date hereof Countrywide Servicing and CHL shall recognize the Luminent Mortgage Trust 2006-2 Trust Fund (the “Trust Fund”) as the owner of the Serviced Loans, and Countrywide Servicing will service the Serviced Loans for the Trust Fund as if the Trust Fund and Countrywide Servicing had entered into a separate servicing agreement for the servicing of the Serviced Loans in the form of the Servicing Agreement. Pursuant to the Pooling Agreement, the Master Servicer shall have the same rights (but not the obligations, except to the extent expressly set forth in the Pooling Agreement) as the Purchaser under the Servicing Agreement to enforce the obligations of Countrywide Servicing and CHL, including, without limitation, the enforcement of (i) the document delivery requirements set forth in Section 6.03 of the Servicing Agreement and (ii) remedies with respect to representations and warranties made by CHL in the Servicing Agreement, and shall be entitled to enforce all of the obligations of Countrywide Servicing and CHL thereunder insofar as they relate to the Serviced Loans. CHL and Countrywide Servicing shall look solely to the Trust Fund for performance of any obligations of the Purchaser under the Servicing Agreement and the Trust Fund hereby assumes such obligations. All references to the Purchaser under the Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust Fund. Neither CHL nor Maia shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way (i) affect the Serviced Loans or CHL’s performance under the Servicing Agreement with respect to the Serviced Loans without the prior written consent of the Trustee and the Master Servicer or (ii) materially and adversely affect the interests of the Certificateholders or Financial Security Assurance Inc. (the “Certificate Insurer”) in the Mortgage Loans.

2. The Master Servicer shall be entitled to terminate the rights and obligations of Countrywide Servicing under this Agreement, as provided in Section 14 (Default) of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of the Purchaser under the Servicing Agreement; and in entering into this Agreement, in connection with the performance by the Master Servicer of any duties it may have hereunder, and in the exercise by the Master Servicer of its rights the parties and other signatories hereto, except CHL and Countrywide Servicing, agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability, immunities and indemnities afforded to the Master Servicer under the Pooling Agreement. Without limitation of the foregoing, any provision of the Servicing Agreement requiring Maia or the Trust Fund, as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement, to reimburse the Servicer for any costs or expenses shall be satisfied by the Servicer’s reimbursement of such costs or expenses from the Custodial Account. Notwithstanding the foregoing, it is understood that Countrywide Servicing shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trust Fund, Maia, the Trustee, Luminent and GCA against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of Countrywide Servicing which were taken or omitted upon the instruction or direction of the Trust Fund’s designee or (ii) the failure of the Trust Fund’s designee to perform the obligations of the “Owner” or “Purchaser” under the Servicing Agreement.

Warranties

CHL and Countrywide Servicing mutually warrant and represent that, with respect to the Serviced Loans, the Servicing Agreement is in full force and effect as of the date hereof and has not been amended or modified in any way with respect to the Serviced Loans, except as set forth herein, and no notice of termination has been given thereunder.

Representations

Pursuant to Section 12 of the Servicing Agreement, CHL hereby represents and warrants, for the benefit of the GCA, the Trustee and the Trust Fund, that (i) the representations and warranties set forth in Section 7.01 of the Servicing Agreement are true and correct as of February 23, 2006 (the “Reconstitution Date”), as if such representations and warranties were made on such date and (ii) the representations and warranties set forth in Section 7.02 of the Servicing Agreement are true and correct as of the Closing Date (as defined in the Servicing Agreement). In addition, Countrywide Servicing shall make the representations and warranties listed on Exhibit Four hereto as of the Reconstitution Date.

CHL and Countrywide Servicing hereby acknowledge and agree that the remedies available to the Trust Fund (including the Trustee acting on the Trust Fund’s behalf) in connection with any breach of the representations and warranties made by CHL or Countrywide Servicing set forth above that materially and adversely affects the value of that Mortgage Loan or the interests of the Purchaser in such Mortgage Loan shall be as set forth in Subsection 7.03 of the Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein). Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Trust Fund as Purchaser under the Servicing Agreement.

Assignment

CHL and Countrywide Servicing hereby acknowledge that the rights of Maia, as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement as amended by this Agreement will be assigned to GCA under a Mortgage Loan Purchase Agreement and by GCA to the Trust Fund under the Pooling Agreement, and agree that the Mortgage Loan Servicing Agreement and the Pooling Agreement will each be a valid assignment and assumption agreement or other assignment document and will constitute a valid assignment and assumption of the rights of Maia as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement to GCA and the Trustee, on behalf of the Trust Fund, as applicable. In addition, the Trust Fund has made, or intends to make, a REMIC election. CHL and Countrywide Servicing hereby consent to such assignment and assumption and acknowledge the Trust Fund’s REMIC election.

Notices and Remittances

1. All notices, consents, certificates, reports and certifications (collectively, “Written Information”) required to be delivered to the Purchaser under the Servicing Agreement and under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Corporate Trust Group, Luminent 2006-2
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

2. All amounts required to be remitted or distributed by the Servicer to the “Purchaser” under the Servicing Agreement and under this Agreement shall be on a scheduled/scheduled basis and shall be made to the following wire account:

Wells Fargo Bank, N.A.
ABA#: 121-000-248
Account Name: SAS CLEARING
Account Number: 3970771416
For further credit to: Luminent 2006-2, Account #50898900

3. All Written Information required to be delivered to the Trustee under the Servicing Agreement and under this Agreement shall be delivered to the Trustee at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Trustee Luminent Mortgage Trust 2006-2

4. All Written Information required to be delivered to the Depositor under the Servicing Agreement and under this Agreement shall be delivered to the Depositor at the following address:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (Luminent 2006-2)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

5. All demands, notices and communications required to be delivered to CHL and Countrywide Servicing under the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of CHL,

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attention: Darren Bigby, Executive Vice President

In the case of Countrywide Servicing,

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attention: Lupe Montero

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Amendment

The parties hereto hereby acknowledge and agree that this Agreement shall not be amended without the consent of the Sponsor.

Reconstitution

CHL, Countrywide Servicing and Maia agree that this Agreement is a Reconstitution Agreement executed in connection with a Pass-Through Transfer and that February 23, 2006 is the Reconstitution Date.

Limited Role of the Trustee

The Trustee shall have no obligations or duties under this Agreement except as expressly set forth herein. No implied duties on the part of the Trustee shall be read into this Agreement. Nothing herein shall be construed to be an assumption by the Trustee of any duties or obligations of any party to this Agreement or the Servicing Agreement, the duties of the Trustee being solely those set forth in the Pooling Agreement. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Pooling Agreement and not individually, and there shall be no recourse against the Trustee in its individual capacity hereunder or for the payment of any obligations of the Trust or the Trust Fund.

Executed as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Authorized Signatory

COUNTRYWIDE HOME LOANS SERVICING LP By: Countrywide GP, Inc., its General Partner

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Authorized Signatory

LUMINENT MORTGAGE CAPITAL, INC.

By:	/s/ Christopher T. Zyden
Name: Christopher T. Zyden
Title: Chief Financial Officer

MAIA MORTGAGE FINANCE STATUTORY TRUST

By:	/s/ Christopher T. Zyden
Name: Christopher T. Zyden
Title: Trustee & President

GREENWICH CAPITAL ACCEPTANCE, INC.

By:	/s/ Vinu Phillips
Name: Vinu Phillips
Title: Senior Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator

By:	/s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

Agreed to and acknowledged By:

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Trustee For Luminent Mortgage Trust 2006-2 Trust Fund under the Pooling Agreement
By:	/s/ Susie May

Name Susie May Title More Title Vice President

EXHIBIT ONE

Modifications to the Servicing Agreement

1.	The definition of “Business Day” in Section 1 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, Maryland, Minnesota or New York are authorized or obligated by law or executive order to be closed.

2.	The definition of “Eligible Account” in Section 1 is hereby amended in its entirety to be as defined in the Pooling Agreement.

3.	The definition of “Mortgage Interest Rate” in Section 1 is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

4.	The definition of “Opinion of Counsel” in Section 1 is hereby amended in its entirety to read as follows:

Opinion of Counsel: A written opinion of counsel, who may be an employee of Countrywide, that is reasonably acceptable to the Trustee and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Depositor who (i) is in fact independent of Countrywide, (ii) does not have any material direct or indirect financial interest in Countrywide or in any affiliate of any such entity and (iii) is not connected with Countrywide as an officer, employee, director or person performing similar functions.

5.	A new definition of “Permitted Investments” is hereby added to Section 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

6.	A new definition of “Rating Agency” is hereby added to Section 1 immediately following the definition of “Qualified Substitute Mortgage Loan” to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

7.	A new definition of “Relief Act Reduction” is hereby added to Section 1 immediately following the definition of “Refinanced Mortgage Loan” to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

8.	A new definition of “REMIC Provisions” is hereby added to Section 1 immediately following the definition of “REMIC” to read as follows:

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

9.	The definition of “Remittance Date” is amended and restated to read as follows:

Remittance Date: The 18th calendar day of any month or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

10.	A new definition of “Sarbanes Certifying Party” is added to Section 1 immediately before the definition of “Seller” to read as follows:

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

11.	Subsection 7.03 (Remedies for Breach of Representations and Warranties) is hereby amended as follows:

(i)	by adding the words “(payable from its own funds and not from the Custodial Account)” to the first sentence of the fifth paragraph after the word “indemnify;”

(ii)	by replacing the words “the Purchaser and hold it” at the beginning of the second line of the fifth paragraph with “Maia, the Depositor, the Trustee and the Trust Fund and hold each of them;”

(iii)	by replacing each of the references to “the Purchaser” in the last sentence of the fifth paragraph with “Maia, the Depositor, the Trustee and the Trust Fund;” and

(iv)	by replacing each of the references to “the Purchaser” in the sixth paragraph of with “Maia, the Depositor or the Trustee.”

12.
Subsection 7.04 (Reserved) is hereby titled “Credit Reporting” and amended as follows: The Seller will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

13.	Subsection 13.01 (Additional Indemnification by the Seller; Third Party Claims) is hereby amended:

(i)	by replacing each of the two references to “the Purchaser” in the first sentence with “Maia, the Trust Fund, the Certificate Insurer, the Trustee and the Depositor;”

(ii)	by replacing the reference to “it” in the first sentence with “each;”

(iii)	by replacing the first and third reference to “the Purchaser” in the second sentence with “the Trust Fund;”

(iv)	by replacing the second reference to “the Purchaser” in the second sentence with “the Trustee;”

(v)	by replacing each reference to “the Purchaser” in the fourth sentence with “the Trust Fund, the Trustee and the Depositor;” and

(vi)	by replacing the reference to “the Purchaser” in the last sentence with “the Trust Fund.”

14.	Subsection 13.04 (Seller Not to Resign) is hereby amended as follows:

(i)	by replacing the reference to “the Purchaser” in the second line with “the Depositor, the Trustee, the Master Servicer and each Rating Agency;”

(ii)	by replacing the first reference to “the Purchaser” in the second sentence with “the Depositor, the Trustee, the Master Servicer and each Rating Agency;” and

(iii)	by replacing the second reference to “the Purchaser” in the second sentence with “the Depositor, the Trustee, the Master Servicer and each Rating Agency.”

15.
Subsection 13.05 (No Transfer of Servicing) is hereby amended by replacing the words “prior written approval of the Purchaser” with “the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld” in the second sentence of the paragraph.

16.	Subsection 14.01 (Events of Default) is hereby amended as follows:

(i)	by replacing each reference to “the Purchaser” with “the Master Servicer;”

(ii)	by amending and restating clause (i) of Section 14.01 to read as follows:

(i) any failure of the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which such payment was required to be made; or

(iii)	by adding the words “subject to clause (ix) of this Subsection 14.01,” at the beginning of clause (ii); and

(iv)
by replacing in clause (ix) the words “Sections 11.25 and 11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days” with the words “any failure by the Seller to duly perform, within the required time period, its obligations to provide any certifications, assessments, attestations or statements of compliance under Sections 2(d) and (e) of Amendment Reg AB, which failure continues unremedied for a period of ten (10) days.”

17.	Subsection 14.02 (Waiver of Defaults) is hereby amended by replacing the reference to “Purchaser” with “Master Servicer.”

18.	Section 15, including Subsection 15.01 (Termination) and Subsection 15.02 (Termination Without Cause), are hereby deleted in their entirety and replaced by the following:

Section 15 Termination

The respective obligations and responsibilities of the Servicer shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) in accordance with Section 14.01 or (iii) in accordance with Section 13.05.

19.	Section 16 (Successor to the Seller) is hereby amended as follows:

(i)	by replacing the words “Prior to” with “Upon” at the beginning of the first sentence of the first paragraph;

(ii)	by replacing the reference to “Section 15.01(ii) or 15.02” with “Subsection 14.01” in the second line of the first paragraph;

(iii)	by adding the words “, in accordance with the Pooling Agreement,” after the word “shall” in the second line of the first paragraph;

(iv)	by adding the following new sentence immediately after the first sentence of the first paragraph to read as follows:

Any successor to the Servicer shall be a FHLMC- or FNMA-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee and the Master Servicer that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (without regard to the Financial Guaranty Insurance Policy).

(v)	by adding the following proviso at the end of the second sentence of the first paragraph immediately before the period to read as follows:

; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

(vi)	by replacing the reference to “the Purchaser” in the second line of the second paragraph with “the Master Servicer and the Trustee;” and

(vii)	by adding the following new paragraph as the fifth paragraph to read as follows:

Except as otherwise provided in this Section 16, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of the termination of the Seller as Servicer), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

20.
Section 24 (Successors and Assigns; Assignment of Purchase Agreement) is hereby amended by replacing the words “the consent of the Purchaser” at the end of the second sentence with “the prior written consent of Greenwich Capital Acceptance, Inc., the Trustee, the Master Servicer and each Rating Agency.”

21.	A new Section 35 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 35. Amendment. This Agreement may be amended only by written agreement signed by the Servicer, the Depositor, the Master Servicer and the Trustee. The party requesting such amendment shall, at its own expense, provide the Depositor, the Certificate Insurer, the Master Servicer and the Trustee with an Opinion of Counsel that (i) such amendment is permitted under the terms of this Agreement, (ii) the Servicer has complied with all applicable requirements of this Agreement, and (iii) such Amendment will not materially adversely affect the interest of the Certificateholders or the Certificate Insurer in the Serviced Loans.

22.	A new Section 36 (Intended Third Party Beneficiaries) is hereby added to the Servicing Agreement to read as follows:

SECTION 36. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Certificate Insurer and the Depositor each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Certificate Insurer and the Depositor as if the Trustee, the Certificate Insurer and the Depositor were each a party to this Agreement, and the Trustee, the Certificate Insurer and the Depositor each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee, the Certificate Insurer and the Depositor hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling Agreement.

23.	Section 11.01 of the Servicing Addendum (Seller to Act as Servicer) is hereby amended as follows:

(i)	by adding the following proviso at the end of the first paragraph to read as follows:

provided, however, that the Seller shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the Seller reimbursable from funds in the Custodial Account) to the effect that the contemplated action will not cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

(ii)	by adding the following additional proviso at the end of the first sentence of the second paragraph to read as follows:

; provided, further, no such modification shall be permitted unless the Seller shall have provided to the Trustee and the Master Servicer an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event (as defined in the Pooling Agreement). The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Seller to be withdrawn from the Custodial Account pursuant to Section 11.05. Promptly after the execution of any modification of any Mortgage Loan, the Seller shall deliver to the Trustee the originals of any documents evidencing such modification.

24.	Section 11.04 of the Servicing Addendum (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee of the Luminent Mortgage Trust 2006-2 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)	by adding a new paragraph at the end of the section to read as follows:

“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Servicer shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Servicer, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The risk of loss of moneys required to be remitted to the Master Servicer resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

25.	Section 11.05 of the Servicing Addendum (Permitted Withdrawals From the Custodial Account) is hereby amended as follows:

(i)	by adding a new subclause (xx) to read as follows:

(xx) to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (iii) above;

(ii)	by adding the following paragraph at the end such Section:

The Servicer hereby acknowledges that upon the termination of the Trust Fund on or following the Call Option Date in connection with the purchase of the Serviced Loans by the Sponsor or Master Servicer, as applicable, pursuant to Section 10.01(a) of the Pooling Agreement, the Servicer will not be entitled to reimbursement of any outstanding Monthly Advances or Servicing Advances from the Distribution Account on such date of termination, and shall be entitled to such reimbursement from the Custodial Account under the terms of the Servicing Agreement.

26.	Section 11.06 of the Servicing Addendum (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee of the Luminent 2006-2 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)	by adding the following sentence after the first sentence of the second paragraph as follows:

The Servicer will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 11.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to pursuant to Section 11.08 hereof; provided, however, that Servicing Advances shall not be required to be made by the Servicer if such Servicing Advance would, if made, be, in the Servicer’s reasonable judgment, nonrecoverable.

27.	The fourth paragraph of Section 11.13 of the Servicing Addendum (Title, Management and Disposition of REO Property) is hereby deleted in its entirety and replaced by the following:

The Seller shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, or (b) the Seller determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and the Seller, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an opinion of counsel that the REMIC status is not affected if the Seller has not disposed of the REO Property within such three (3) year period. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

28.	Section 11.17 of the Servicing Addendum (Distributions) is hereby amended as follows:

(i)
by (a) deleting the words “the second Business Day following” in the first sentence of the second paragraph and (b) replacing the words “day following such second Business Day” in the second sentence of the second paragraph with “Business Day on which such remittance was due.”

(ii)	by adding the following paragraph after the second paragraph as follows:

Each remittance pursuant to this Section 11.17 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the Distribution Account which shall have been designated by the Master Servicer.

29.	Section 11.18 of the Servicing Addendum (Statements to the Purchaser) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer the information shown in Exhibit 11, including but not limited to (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month in such form mutually agreed to in writing between the Servicer and the Master Servicer and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer (provided, however, that the Servicer need not report any prepayment penalties received by it).

30.
Section 11.24 of the Servicing Addendum (Servicing Compensation) is hereby amended by deleting the words “(except as otherwise set forth in the related Purchase Price and Terms Letter with respect to any Mortgage Loan Package).”

31.	Section 11.25 of the Servicing Addendum (Statement as to Compliance) is hereby deleted in its entirety.

32.	Section 11.26 of the Servicing Addendum (Independent Public Accountants’ Servicing Report) is hereby deleted in its entirety.

33.	Exhibit 11 of the Servicing Addendum is hereby amended by inserting therein the reporting formats attached hereto as Exhibit Six.

34.	Section 2(f)(i) of Amendment Reg AB is hereby amended by adding the words “, any Master Servicer” after the word “Purchaser” in the first sentence.

35.
Section 2(f)(ii) of Amendment Reg AB is hereby amended by adding the words “, any Master Servicer” after the word “Purchaser” in such section and by adding the words “and certification” after the word “attestation” in the last sentence of the second paragraph of such section.

36.
Section 3 of Amendment Reg AB is hereby amended by deleting the words “seek the consent of the Purchaser for” and adding the words “notify the Purchaser in writing of the Company’s” after the word “shall” in such section.

37.	Exhibit B of Amendment Reg AB is hereby deleted in its entirety and replaced with Exhibit Five attached hereto.

38.	References in Section 6 of the AAR to “Section 11.03(a)” are hereby amended to read “Section 11.03.”

39.
The first sentence of Section 6(d) of the AAR is hereby deleted in its entirety and replaced with the following: “The following provisions shall be inserted at the end of Section 11.03 of Exhibit 9 to the Purchase Agreement.”

40.	Section 6(d)(3) of the AAR is hereby amended by adding the words “who are Fannie Mae or Freddie Mac approved appraisers” after the “discretion” in that section.

41.	Section 6(d)(4)(ii) of the AAR is hereby amended by deleting the words “Seller’s recommendations with respect to such Mortgage Loan” from such section.

42.	Section 6(d)(4)(iv) of the AAR is hereby amended by adding the words “for no more than 90 days after such payment” after the word “continue” in such section.

43.	Section 6(d) of the AAR is hereby amended by adding the following words at the end of such section:

The Master Servicer shall promptly deliver any written notices that it receives from the Seller under this subsection (d) to the Majority Holder. In addition, the Master Servicer shall provide copies of each Fair Value Price and any written supporting materials it receives to the Certificate Insurer within ten (10) days of receipt of such items by the Master Servicer.

44.	Section 6(d)(7) of the AAR is hereby amended by replacing the words “owns the Mortgage Loans” with the words “owns the Subordinate Securities.”

45.	Section 7(a)(iv) of the AAR is hereby amended by deleting the words “and (3)” and by adding the following after the words “Reconstitution Agreement”:

, (3) any Event of Default under the terms of the Agreement or the Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor, and (4)

46.	Section 7(b)(viii) of the AAR is hereby amended by replacing the reference to “Section 9.3” therein with Section 2(c).

47.	Section 7(c) of the AAR is hereby amended by:

(i)
“replacing subsection 2(e)(i)(A) of Amendment Reg AB with the following:
(A) deliver to the Purchaser, the Master Servicer and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement (wherein “Investor” shall be deemed to mean the Master Servicer on behalf of the trust)”;

(ii)	replacing the words “(i) and (ii)” in Section (e)(i)(C) of Amendment Reg AB thereof with the words “(A) and (B),” and by adding the following language after the word “deliver”:

, and if required by Regulation AB, cause each Participating Entity to deliver,

(iii)	by adding the words “, and cause each Participating Entity to deliver,” after the word “deliver” in Section 2(e)(i)(D) of Amendment Reg AB.

EXHIBIT TWO

List of Mortgage Loans

On File with McKee Nelson

EXHIBIT THREE

Servicing Agreement

On File with McKee Nelson

EXHIBIT FOUR

Additional Representations and Warranties

Countrywide Servicing, as Servicer, represents, warrants and covenants to Maia, the Certificate Insurer, the Master Servicer, GCA and the Trustee as of the Reconstitution Date that:

(i)
The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)
The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)
The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term, condition or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)
The Servicer is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing and is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

(v)
No action, suit, proceeding, investigation or litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

(vi)
No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

(vii)	The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(viii)
No written statement, report or other document prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(ix)
The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

(x)
The Seller has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program; and

(xi)	The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

EXHIBIT FIVE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT SIX

Standard File Layout - Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase, 70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency
Name	Type	Size
Servicer Loan #	Number	8
	(Double)
Investor Loan #	Number	8
	(Double)
Borrower Name	Text	20
Address	Text	30
State	Text	2
Due Date	Date/Time	8
Action Code	Text	2
FC Received	Date/Time	8
File Referred to Atty	Date/Time	8
NOD	Date/Time	8
Complaint Filed	Date/Time	8
Sale Published	Date/Time	8
Target Sale Date	Date/Time	8
Actual Sale Date	Date/Time	8
Loss Mit Approval Date	Date/Time	8
Loss Mit Type	Text	5
Loss Mit Estimated Completion	Date/Time	8
Date
Loss Mit Actual Completion Date	Date/Time	8
Loss Mit Broken Plan Date	Date/Time	8
BK Chapter	Text	6
BK Filed Date	Date/Time	8
Post Petition Due	Date/Time	8
Motion for Relief	Date/Time	8
Lift of Stay	Date/Time	8
RFD	Text	10
Occupant Code	Text	10
Eviction Start Date	Date/Time	8
Eviction Completed Date	Date/Time	8
List Price	Currency	8
List Date	Date/Time	8
Accepted Offer Price	Currency	8
Accepted Offer Date	Date/Time	8
Estimated REO Closing Date	Date/Time	8
Actual REO Sale Date	Date/Time	8

• Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions
15-Bankruptcy/Litigation
20-Referred for Deed-in-Lieu
30-Referred fore Foreclosure
60-Payoff
65-Repurchase
70-REO-Held for Sale
71-Third Party Sale/Condemnation
72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower’s discharge from military service.

Action Code 15 - To report the Borrower’s filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

ASUM-Approved Assumption
BAP-Borrower Assistance Program
CO-Charge Off
DIL-Deed-in-Lieu
FFA-Formal Forbearance Agreement
MOD-Loan Modification
PRE-Pre-Sale
SS-Short Sale
MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

Mortgagor
Tenant
Unknown
Vacant

REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1. The actual Unpaid Principal Balance of the Mortgage Loan.
2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.	Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.
10.	The total of lines 1 through 9.

Credits

11-17.
Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.	The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.	The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust: ___________________________

Prepared by: __________________ Date: _______________

Phone: ______________________

Servicer Loan No.   Servicer Name  Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower’s Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan	$ _______________(1)
Interest accrued at Net Rate	________________(2)
Attorney’s Fees	________________(3)
Taxes	________________(4)
Property Maintenance	________________(5)
MI/Hazard Insurance Premiums	________________(6)
Hazard Loss Expenses	________________(7)
Accrued Servicing Fees	________________(8)
Other (itemize)	________________(9)
$ _________________

Total Expenses	$ ______________(10)
Credits:
Escrow Balance	$ ______________(11)
HIP Refund	________________(12)
Rental Receipts	________________(13)
Hazard Loss Proceeds	________________(14)
Primary Mortgage Insurance Proceeds	________________(15)
Proceeds from Sale of Acquired Property	________________(16)
Other (itemize)	________________(17)
___________________
___________________
Total Credits	$________________(18)

Total Realized Loss (or Amount of Gain) $________________